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                                                                    EXHIBIT 23-A

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
The St. Paul Companies, Inc.:

We consent to the use of our reports incorporated by reference in the Registration Statement on Form S-4 of The St. Paul Companies, Inc. and the related Joint Proxy Statement/Prospectus and to the reference to our firm under the heading "Experts" in such Joint Proxy Statement/Prospectus.

                                                   /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
February 27, 1998